UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

MEETING OF THE BOARD OF DIRECTORS ON JUNE 8, 2007

On Friday, June 8, 2007, the Board of Directors (the “Board”) of Nestor, Inc. (the “Company”) held a meeting at which all members of the Board were present except Theodore Petroulas (the “June 8 Meeting”).  Mr. Danzell was represented by counsel at the June 8 Meeting.  The purpose of the June 8 Meeting was to discuss a potential violation of the Company's Code of Ethics (the “Code”) by William B. Danzell as it relates to trading in the Company’s securities to determine what course of action, if any, the Board would take.  At the June 8 Meeting, Mr. Danzell was given an opportunity to explain the nature of purchases by entities or individuals controlled by him of 160,000 shares of the Company’s Common Stock occurring on June 4, 2007 (the “Transactions”) and to provide reasons why the Transactions did not constitute a violation of the Code.

During the June 8 Meeting, the Board notified Mr. Danzell that it considered the Transactions to have violated the Code based on his possession of material non-public information (“MNPI”) and his failure to first obtain preclearance of the Transactions from the Company’s Ethics Compliance Officer as required by the Code.  The Board determined that on June 4, 2007, when the Transactions occurred, Mr. Danzell was in possession of MNPI.

Mr. Danzell asserted that the Transactions did not constitute a violation of the Code of Ethics, claiming that he did not believe that the information he was in possession of was “material” or “non-public.”

With respect to the Board’s concern that Mr. Danzell had not sought preclearance of the Transactions, Mr. Danzell pointed out language in a Schedule 13-D/A (Amendment No. 9) filed by Silver Star Partners I, L.L.P. on May 23, 2007 (the “13-D/A”) which he contended put the Company on notice that Mr. Danzell intended a transaction in the Company’s Common Stock.  Specifically, Mr. Danzell pointed to the following:

(Item 4)

“Although it reserves the right to review and change its plans and proposals for Nestor, Silver Star is considering acquiring additional shares of Nestor's common stock through open market purchases . . . .”

Mr. Danzell asserted that this language in the 13-D/A was a de facto request for preclearance from the Company and that it was the duty of the Company’s Ethics Compliance Officer (Mr. Nigel Hebborn) or the Company’s General Counsel (Brian Haskell, Esq.) to notify him that the Company had approved or disapproved of a transaction.  Mr. Danzell further stated that he had been unable to communicate effectively with the Company General Counsel and accordingly, that he was unable to request preclearance of the Transactions in the ordinary manner as provided in the Code.

The Board rejected Mr. Danzell’s assertions that the Transactions did not constitute a violation of the Code.  The Board determined that Mr. Danzell was in possession of MNPI and that he had failed to obtain preclearance of the Transactions in accordance with the express procedures as specified by the Code.

The Board specifically determined that the language in the 13-D/A that “Silver Star is considering acquiring additional shares of Nestor's common stock through open market purchases” was (a) substantially identical to language contained in previous amendments to Silver Star’s 13-D, (b) insufficiently specific to put the Company on notice that the Transactions were imminent, and (c) had never previously been deemed a request for preclearance of a transaction involving the Company’s securities by either Mr. Danzell or the Company.  Accordingly, the Board concluded that the 13-D/A did not constitute a de facto request for preclearance of the Transactions and that the Company’s failure to respond did not constitute de facto clearance of the Transactions.

The Board (without Mr. Danzell present) determined to sanction Mr. Danzell for his violations of the Code and to fine him $86,400.00, which amount equals the aggregate purchase price for the shares acquired in the Transactions, to be paid to the Company within 30 days after the date that Mr. Danzell is notified of the fine.  The Board further determined that if Mr. Danzell failed or refused to pay such fine in the time specified, such failure or refusal would be deemed misconduct on his part and would constitute Cause (as defined in his Employment Agreement) for immediate termination of his employment with the Company.  In determining the appropriate sanction, the Board took into consideration the fact that Mr. Danzell had previously violated the Code in connection with a purchase of shares of the Company’s common stock in September 2006 outside of the “window period” for such purchase then provided by the Code and had been admonished by the Board for this violation.  The Board directed the Chairman of the Board to notify Mr. Danzell of this action at a meeting of the Board scheduled for Monday, June 11, 2007.

MEETING OF THE BOARD OF DIRECTORS ON JUNE 11, 2007

At the conclusion of the June 8 Meeting, the Board noticed a meeting of the Board to be held on June 11, 2007 (the “June 11 Meeting”) at 4:00 PM (Eastern Time).  The purpose of the meeting was to inform Mr. Danzell of the action approved by the Board at the June 8 Meeting.  All members of the Board except Nina Mitchell attended this meeting telephonically.  Mr. Danzell and his counsel participated by telephone.

On June 11, 2007, at approximately 3:50 PM (Eastern Time), the Company received a facsimile copy of a document purporting to elect by written consent (the “June 11 Consent”) the following Board members:  William B. Danzell, Tim Hutchinson, Michael C. James, David N. Jordan, Nickey Maxey, Nina R. Mitchell, Theodore Petroulas and Daryl Silzer.   (A copy of the June 11 Consent is appended to this Form 8-K as Exhibit 99.1).

This written consent was substantially identical to a written consent delivered to the Company on June 5, 2007 (the “June 5 Consent”) except that the June 11 Consent included the signatures of Mr. Martin L. Solomon (representing 56,561 shares of the Company’s Common Stock), Ms. Kim Davis (representing 30,000 shares of Common Stock) and Mr. Craig J. Kessler (representing 3,500 shares of Common Stock) as well as Mr. Danzell’s signature on behalf of Silver Star Partners I, LLC (representing 9,936,430 shares of Common Stock), Danzell Investment Management, Ltd. (representing 238,366 shares of Common Stock) and individually (representing 10,400 shares of Common Stock).

The Company deemed the June 5 Consent ineffective because the number of shares of stock purportedly held by the signatories of the June 5 Consent did not represent a majority of the Company’s issued and outstanding shares entitled to vote under Delaware law.  The June 11 Consent apparently was intended to cure this defect.

Because the June 11 Consent was delivered to the Company only 10 minutes prior to the commencement of the June 11 Meeting, the Board determined to defer notifying Mr. Danzell of the action taken at the June 8 Meeting until it could determine whether the Board was properly constituted in light of the June 11 Consent.

Thereafter, a discussion ensued regarding the effectiveness of the June 11 Consent and the consequences of its effectiveness, if any.  The Company’s General Counsel advised the Board that he had not had sufficient time to analyze the June 11 Consent to determine its effectiveness and that additional time would be necessary.

Members of the Board then asked the Company’s General Counsel what the consequences of the June 11 Consent would be if it were effective and several of the continuing members of the Board were to resign.  The Company’s General Counsel advised that such an event would constitute a Change of Control under the Company’s existing senior debt agreements and would trigger a right on the part of the holders of the Company’s senior debt to redeem their notes at a premium over existing outstanding principal plus accumulated interest.

The Board then asked Mr. Danzell if he would be willing to withdraw the June 11 Consent temporarily while the Board and the Company determined the full implications of the June 11 Consent.  Mr. Danzell refused, stating that “it is already done.”

Thereafter, the Board requested that the Company’s General Counsel, in consultation with outside counsel, analyze the June 11 Consent to determine its effectiveness and adjourned the meeting until June 14, 2007 at which time the Board would take the General Counsel’s report on the effectiveness of the June 11 Consent and act in accordance with his analysis.

A majority of the current directors who the June 11 Consent purports to re-elect have indicated that they would likely resign from the Board if Mr. Danzell succeeds in his efforts to reconstitute the Board in the manner contemplated by the June 11 Consent.  It would constitute a Change of Control if, as a result of such resignations, existing Board members cease to constitute at least a majority of the Board, and the Company would be required to notify the holders of the senior debt that they had a redemption right.

In accordance with the Board’s directive, the Company’s General Counsel has determined, in consultation with outside counsel, that the June 11 Consent is ineffective.  Accordingly, the Company has no plan to effect any changes in the Board based on the purported written consent.

Mr. Danzell has been advised by letter to his counsel of the actions taken by the Board of Directors at the June 8 Meeting.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Written Consent of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

Date:June 13, 2007